Exhibit (c)(9)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Project Francis Conflicts Committee of the Board Directors LLC Supplemental Discussion Materials on Series B Conversion of Arkose GP April 10, 2018 PRIVATE AND CONFIDENTIAL. This document is being sent to you for your information only as an investment banking client of Gol dman Sachs and should not be forwarded outside of your organization. This document has been prepared by the Investment Banking Division and is not a produ ct of Goldman Sachs Global Investment Research. This document should not be used as a basis for trading in the securities or loans of the companies name d herein or for any other investment decision. This document does not constitute an offer to sell the securities or loans of the companies named herein or a solic itation of proxies or votes and should not be construed as consisting of investment advice. Goldman Sachs does not provide accounting, tax, or legal advice.

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Disclaimer These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Conflicts Committee of Board of Directors of Arkose GP LLC (the “Committee"), the general partner of Arkose GP LP (the "Company"), in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department. Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company. The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice. Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast. The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company and the Committee, on the one hand, and Goldman Sachs, on the other hand. 1

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Table of Contents I. Alternative Perspectives on Series B Conversion Appendix A: Supplemental Information 2

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY I. Alternative Perspectives on Series B Conversion

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Summary of Illustrative Extension of Management’s Financial Forecasts LP DPU Forecast $ 8.00 $ 7.14 $ 7.14 $ 4.83 $ 5.60 $ 6.00 $ 5.96 $ 5.96 $ 4.00 $ 4.10 $ 4.10 $ 4.10 $ 4.10 $ 4.10 $ 2.21 $ 2.00 $ 0.00 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Series B Distribution Forecast $ 80 $ 60 $ 54 $ 52 $ 40 $ 20 $ 20 $ 7 $ 0 2018E 2019E 2020E 2021E 2022E 2023E 2024E 2025E 2026E 2027E Management Rapid Taper Gradual Taper No Growth Source: Arkose Projections Note: Rapid Taper case assumes 4% per annum step down in LP DPU year-over-year growth starting from 20% in 2022, reaching 0% LP DPU growth in 2027. Gradual Taper case assumes 2% per annum step down in LP DPU year-over-year growth starting from 20% in 2022, reaching 12% LP DPU growth in 2026 and then assuming 0% LP DPU growth in 2027. No Growth case holds LP DPU constant starting in 2023. Alternative Perspectives on Series B Conversion 4 $ 68 $ 59 $ 42$ 50 $ 41 $ 26$ 34$ 47 $ 12$ 34$ 34$ 34$ 34 $ 6.38 $ 4.75 $ 3.42$ 4.10$ 5.32$ 5.73 $ 2.85 $ 1.72

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Summary of Illustrative Implied Series B Values

Shares Issued Based on Implied Values | (Shares and $ in Millions)

INVESTMENT BANKING DIVISION



Value Based Approaches
Share Based Approaches
1 Dividend Discount Models
2 GP EV / IDR Cash Flow
3 10-K Disclosure
4 Breakeven Cash Flow
5 Convert in 2026
6 Convert at Market
$ 421 $ 355 $ 238 $ 285 $ 244 $ 169
Gradual Taper Rapid Taper No Growth
$ 421 $ 355 $ 238 $ 285 $ 244 $ 169
Gradual Taper Rapid Taper No Growth
$ 143 $ 159 $ 168
2018E 2019E 2020E
$176
10-K Value Per Share ¹
$ 189 $ 214 $ 190
2020 2022 5 Year Cumulative
$ 162 $ 153 $ 136 $ 141 $ 131 $ 102
Gradual Taper Rapid Taper No Growth
$ 63
If Converted At Market Price
Divide by DDM-implied GP share price
Divide by VWAP
Divide by VWAP
Divide by VWAP
Multiply by VWAP
Multiply by VWAP
Multiply by VWAP
11 11 10 11 11 10
Gradual Taper Rapid Taper No Growth
26 22 14 17 15 10
Gradual Taper Rapid Taper No Growth
9 10 10
2018E 2019E 2020E
11
10-K Value Per Share ¹
12 13 12
2020 2022 5 Year Cumulative
10 9 8 9 8 6
Gradual Taper Rapid Taper No Growth
4
If Converted At Market Price
Slightly Declining PGR (-1%)
Slightly Positive PGR (1%)
9.5% NTM Yield in 2026
5.5% NTM Yield in 2026

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 4-Apr-2018
Note: Current GP 20-trading day VWAP is $16.42.
¹ Analysis as of 31-Dec-2017, based on a Monte Carlo simulation using a ~$3.9bn market cap (vs. ~$2.9bn today), risk free rate of 2.36%, expected volatility of 38%, and WACC of 7.25%, resulting in value of $1,787 per unit on 98,600 units outstanding

Alternative Perspectives on Series B Conversion

5

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Implied Series B Value

Dividend Discount Model Through Series B Redemption in 2026 | ($ in millions)

Memo: Current 20-Trading Day VWAP: $ 16.42

Status Quo Series B Dividend Discount Model

	Management Forecast					Illustrative Extension of Projections				
	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Memo: LP DPU Y.o.Y. Growth		29 %	29 %	20 %	20 %	16 %	12 %	8 %	4 %	0 %
GP DPS	$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.68	$ 3.08	$ 3.37	$ 3.53	$ 3.60
Y.o.Y. Growth		65 %	51 %	30 %	28 %	21 %	15 %	10 %	5 %	2 %
Perpetuity Growth Rate									0 %	
Terminal Value									$ 35.31	
Implied Future Market Cap									$ 6,574	
Equity Discount Rate	10.0 %									
Discounted Cash Flows	$0.51	$0.77	$1.05	$1.25	$1.45	$1.59	$1.66	$1.65	$16.54	
Implied NTM Terminal Yield									10.2 %	
Implied GP Share Price	$26.47									
Implied 2018E Yield	2.0 %									
Series B Cash Flows	$ 7	$ 12	$ 20	$ 26	$ 34	$ 41	$ 47	$ 52	$ 54	
Y.o.Y. Growth		83 %	58 %	33 %	29 %	22 %	16 %	10 %	5 %	
Terminal Value Based on DDM-Implied Future GP Market Cap									$ 274	
Implied Shares Issued to Series B									8	
Equity Discount Rate	10.0 %									
Discounted Cash Flows	$ 6	$ 11	$ 15	$ 19	$ 22	$ 24	$ 25	$ 25	$ 141	
Implied Terminal Yield									20 %	
Implied Series B Value	$ 289									
Implied 2018E Yield	2.3 %									
Shares Issued Today Based On:										
Current VWAP[1]	18									
DDM-Implied Price[2]	11									

Used to calculate 2026 market cap of GP and derive implied Series B terminal value and shares issued to Series B in 2026

Shares issued today based on DDM-implied current GP share price and DDM-implied Series B Value

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 04-Apr-2018

[1] *Calculation divides DDM-implied Series B value by current GP 20-trading day VWAP to reach number of shares issued to Series B unitholders in exchange for the units.*

[2] *Calculation divides DDM-implied Series B value by a DDM-implied GP share price derived using the same cost of equity and terminal growth rate assumptions to reach number of shares issued to Series B unitholders in exchange for the units.*

Alternative Perspectives on Series B Conversion

6

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Implied Series B Value (Cont’d) Series B Dividend Discount Model | ($ in millions) 1 1 DDM-Implied Series B Value ($mm) DDM-Implied GP Share Price Implied Converted Shares (DDM-Based) (1.0)% 0.0% 1.0% (1.0)% 0.0% 1.0% (1.0)% 0.0% 1.0% 9.0% 9.5 10.0 10.5 11.0 $ 32.73 30.71 28.88 27.22 25.72 $ 35.17 32.82 30.73 28.85 27.15 $ 38.21 35.44 32.99 30.82 28.87 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 (1.0)% 0.0% 1.0% (1.0)% 0.0% 1.0% (1.0)% 0.0% 1.0% 9.0% 9.5 10.0 10.5 11.0 $ 28.15 26.48 24.97 23.60 22.35 $ 30.12 28.19 26.47 24.92 23.51 $ 32.58 30.31 28.30 26.51 24.91 11 11 11 11 11 11 11 11 11 11 11 11 11 11 11 (1.0)% 0.0% 1.0% (1.0)% 0.0% 1.0% (1.0)% 0.0% 1.0% 9.0% 9.5 10.0 10.5 11.0 $ 20.17 19.08 18.09 17.19 16.36 $ 21.41 20.15 19.03 18.01 17.09 $ 22.96 21.48 20.18 19.02 17.97 10 10 10 10 10 10 10 10 10 10 10 10 10 10 10 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 04-Apr-2018 1 Calculation divides DDM-implied Series B value by a DDM-implied GP share price derived using the same cost of equity and terminal growth rate assumptions to reach number of shares issued to Series B unitholders in exchange for the units. 7 Alternative Perspectives on Series B Conversion $ 207$ 220$ 238 196208223 186197209 177186198 169177187 Cost of Equity No Growth Case $ 305$ 327$ 355 288307330 272289309 257272290 244257273 Cost of Equity Rapid Taper Case (4% Annual Step Down) $ 360$ 387$ 421 338362391 319340365 301319341 285301320 Cost of Equity GradualTaper Case (2% Annual Step Down) Perpetuity Growth Rate Perpetuity Growth Rate Perpetuity Growth Rate Memo: Current 20-Trading Day VWAP: $ 16.42

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Implied Series B Value (Cont’d) Relative Value Based on GP Trading | ($ in millions) Status Quo Relative Value Based on GP EV / IDR Cash Flow Management Forecast 2018E 2019E 2020E Implied GP Shares 9 10 10 Relative Value Based Illustrative GP Enterprise Value Sensitivities 1 Implied EV / IDR Cash Flow Multiple Implied Series B Value Implied GP Shares 2018E 2019E 2020E 2018E 2019E 2020E 2018E 2019E 2020E $ 2,500 $ 124 $ 138 $ 145 8 8 9 3,000 149 166 174 9 10 11 3,500 174 193 203 11 12 12 4,000 199 221 233 12 13 14 4,500 224 249 262 14 15 16 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 04-Apr-2018 1 Based on current GP 20-trading day VWAP . Alternative Perspectives on Series B Conversion 8 18.4 x11.2 x7.4 x 22.113.48.9 25.815.710.4 29.417.911.9 33.120.213.4 Illustrative GP EV 1 Memo: Current 20-Trading Day VWAP: $ 16.42 GP Enterprise Value$ 2,882$ 2,882$ 2,882 ( / ) Cash Flow from IDR LLC136223336 EV / IDR Cash Flow21.2 x12.9 x8.6 x Series B Cash Flow$ 7$ 12$ 20 Illustrative Series B Value2$ 143$ 159$ 168

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Implied Series B Value (Cont’d) Breakeven Cash Flow To Series B | Based on Pro Forma GP DPS Assuming Full Tax Shield | ($ in millions) Illustrative Shares Issued to Reach Breakeven Cash Flow 2018E 2019E 2020E 2021E 2022E Total P.F. GP Total Dist. @ 100% Tax Shield Current GP Shares Converted Midstream Units @ 1.75 x Exch. Ratio Illustrative Series B Units Issued To Make Whole (2020 Cash Flow Breakeven) $ 463 186 327 12 $ 649 $ 889 $ 1,102 $ 1,356 P.F. DPS $0.88 $1.24 $1.69 $2.10 $2.58 $8.50 %r to S.Q. 50% 16% (0)% (7)% (11)% (0)% Value at Current 20-Trading Day VWAP $ 125 $ 163 $ 189 $ 203 $ 214 $ 190 Breakeven Cash Flow Value Sensitivities 4 2018E 2019E 2020E 2021E 2022E Total 1.6 x 1.7 1.8 1.9 2.0 Source: Arkose Projections, Wall Street research and Bloomberg market data as of 94-Apr-2018 1 Represents the period where the shares issued result in an equal distribution to Series B unitholders in that period. 9 Alternative Perspectives on Series B Conversion 7911121211 71011121311 81012131312 81012131412 81113131413 Exch. Ratio to Midstream Break Even Cash Flow Target Period1 Memo: Illustrative Breakeven Shares81012121312 Cash Flow to Series B$ 10$ 14$ 20$ 24$ 30$ 98 PF Units Outstanding525 Memo: Current 20-Trading Day VWAP: $ 16.42 S.Q. GP 2019 DPS: $0.89 Series B Status Quo Cash Flows$ 7$ 12$ 20$ 26$ 34$ 98

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Implied Series B Value *(Cont'd)*

Redemption Value in 2026 Based on Illustrative Future NTM Yields | ($ in millions)

Memo: Current 20-Trading Day VWAP: $ 16.42

Status Quo Illustrative Value if Redeemed in 2026

	Management Forecast					Illustrative Extension of Projections				
	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Memo: LP DPU Y.o.Y. Growth		29 %	29 %	20 %	20 %	18 %	16 %	14 %	12 %	0 %
Series B Cash Flows	$ 7	$ 12	$ 20	$ 26	$ 34	$ 42	$ 50	$ 59	$ 68	
Y.o.Y. Growth		83 %	58 %	33 %	29 %	25 %	21 %	17 %	14 %	
GP DPS	$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.74	$ 3.28	$ 3.83	$ 4.36	$ 4.43
Y.o.Y. Growth		65 %	51 %	30 %	28 %	23 %	20 %	17 %	14 %	2 %
Assumed NTM DPU Yield									8.5 %	
Implied Share Price									$52.16	
Implied Market Cap									$9,711	
Series B Value									$ 463	
Implied Shares Issued At Year End									9	

Redemption Value Sensitivities

	Illustrative Series B Value ($mm) – Assumed Step Down			Implied GP Share Price At Year End 2026 – Assumed Step Down			(5) Implied GP Shares Issued At Year End 2026 – Assumed Step Down		
GP Yield at Y.E. 2026	Gradual Taper	Rapid Taper	No Growth	Gradual Taper	Rapid Taper	No Growth	Gradual Taper	Rapid Taper	No Growth
5.5 %	$ 883	$ 611	$ 344	$89.81	$65.43	$41.53	10	9	8
6.5	$ 642	$ 499	$ 273	68.21	55.37	35.14	9	9	8
7.5	$ 540	$ 416	$ 220	59.11	47.98	30.46	9	9	7
8.5	$ 463	$ 353	$ 180	52.16	42.34	26.87	9	8	7
9.5	$ 401	$ 303	$ 149	46.67	37.88	24.05	9	8	6

Source: Arkose Projections, Wall Street research and Bloomberg market data as of 04-Apr-2018

Alternative Perspectives on Series B Conversion 10

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Appendix A: Supplemental Information

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Extension of Management Model Through 2027

INVESTMENT BANKING DIVISION

Gradual Taper Case | ($ in millions, except per share / unit data)

		Management Projections					Illustrative Extension of Projections[1]				
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Distributions											
GP Distributions	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 726	$ 870	$ 1,016	$ 1,157	$ 1,157
LP Distributions	247	320	414	533	640	767	904	1,048	1,194	1,335	1,335
Total Distributions	$ 317	$ 463	$ 649	$ 889	$ 1,102	$ 1,356	$ 1,631	$ 1,918	$ 2,209	$ 2,493	$ 2,493
% Cash Flow to GP	*22 %*	*31 %*	*36 %*	*40 %*	*42 %*	*43 %*	*45 %*	*45 %*	*46 %*	*46 %*	*46 %*
Weighted Average LP Units Outstanding	185	187	187	187	187	187	187	187	187	187	187
Total Dist. Per Unit	$ 1.70	$ 2.48	$ 3.47	$ 4.75	$ 5.89	$ 7.25	$ 8.72	$ 10.25	$ 11.81	$ 13.32	$ 13.32
LP Distributions Per Unit	1.33	1.72	2.21	2.85	3.42	4.10	4.83	5.60	6.38	7.14	7.14
LP Dist Growth		*29 %*	*29 %*	*29 %*	*20 %*	*20 %*	*18 %*	*16 %*	*14 %*	*12 %*	*0 %*
Arkose IDR Holding LLC											
Cash Flow from Midstream	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 726	$ 870	$ 1,016	$ 1,157	$ 1,157
Cash Flow to / Reserved for Series B Units[1]	(2)	(7)	(12)	(20)	(26)	(34)	(42)	(50)	(59)	(68)	
Cash Flow Available to GP LP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 685	$ 820	$ 956	$ 1,090	$ 1,157
Arkose Midstream GP LP ("GP")											
Cash Flow Available to GP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 685	$ 820	$ 956	$ 1,090	$ 1,157
G&A	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Interest Expense	0	0	0	0	0	0	0	0	0	0	0
Taxable Cash Flow to GP	$65	$134	$221	$334	$434	$554	$683	$818	$954	$1,088	$1,155
Cash Taxes		(34)	(56)	(85)	(110)	(140)	(173)	(207)	(242)	(276)	(293)
Effective Tax rate		(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%
Distributable Cash Flow to GP		$100	$165	$249	$324	$413	$510	$611	$713	$812	$863
DCF Coverage Ratio		1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x
Total Distributions		$ 100	$ 165	$ 249	$ 324	$ 413	$ 510	$ 611	$ 713	$ 812	$ 863
Shares Outstanding[1]		186	186	186	186	186	186	186	186	186	195
DPS		$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.74	$ 3.28	$ 3.83	$ 4.36	$ 4.43

Source: Arkose Projections

Note: At end of management forecast period, model assumes LP DPU growth steps down in 2% increments per annum through 2027. Model extended through 2027 because Series B units in IDR LLC become redeemable on 31-Dec-2026.

Supplemental Information

12

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Extension of Management Model Through 2027

INVESTMENT BANKING DIVISION

Rapid Taper Case | ($ in millions, except per share / unit data)

		Management Projections					Illustrative Extension of Projections[1]				
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Distributions											
GP Distributions	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 711	$ 817	$ 895	$ 937	$ 937
LP Distributions	247	320	414	533	640	767	889	995	1,073	1,115	1,115
Total Distributions	$ 317	$ 463	$ 649	$ 889	$ 1,102	$ 1,356	$ 1,600	$ 1,811	$ 1,968	$ 2,052	$ 2,052
% Cash Flow to GP	*22 %*	*31 %*	*36 %*	*40 %*	*42 %*	*43 %*	*44 %*	*45 %*	*45 %*	*46 %*	*46 %*
Weighted Average LP Units Outstanding	185	187	187	187	187	187	187	187	187	187	187
Total Dist. Per Unit	$ 1.70	$ 2.48	$ 3.47	$ 4.75	$ 5.89	$ 7.25	$ 8.55	$ 9.68	$ 10.52	$ 10.96	$ 10.96
LP Distributions Per Unit	1.33	1.72	2.21	2.85	3.42	4.10	4.75	5.32	5.73	5.96	5.96
LP Dist Growth		*29 %*	*29 %*	*29 %*	*20 %*	*20 %*	*16 %*	*12 %*	*8 %*	*4 %*	*0 %*
Arkose IDR Holding LLC											
Cash Flow from Midstream	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 711	$ 817	$ 895	$ 937	$ 937
Cash Flow to / Reserved for Series B Units[1]	(2)	(7)	(12)	(20)	(26)	(34)	(41)	(47)	(52)	(54)	
Cash Flow Available to GP LP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 670	$ 770	$ 843	$ 882	$ 937
Arkose Midstream GP LP ("GP")											
Cash Flow Available to GP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 670	$ 770	$ 843	$ 882	$ 937
G&A	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Interest Expense	0	0	0	0	0	0	0	0	0	0	0
Taxable Cash Flow to GP	$65	$134	$221	$334	$434	$554	$668	$768	$841	$880	$935
Cash Taxes		(34)	(56)	(85)	(110)	(140)	(169)	(194)	(213)	(223)	(237)
Effective Tax rate		(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%
Distributable Cash Flow to GP		$100	$165	$249	$324	$413	$499	$573	$628	$657	$698
DCF Coverage Ratio		1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x
Total Distributions		$ 100	$ 165	$ 249	$ 324	$ 413	$ 499	$ 573	$ 628	$ 657	$ 698
Shares Outstanding[1]		186	186	186	186	186	186	186	186	186	194
DPS		$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.68	$ 3.08	$ 3.37	$ 3.53	$ 3.60

Source: Arkose Projections

Note: At end of management forecast period, model assumes LP DPU growth steps down in 4% increments per annum through 2027. Model extended through 2027 because Series B units in IDR LLC become redeemable on 31-Dec-2026.

Supplemental Information

13

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Illustrative Extension of Management Model Through 2027

INVESTMENT BANKING DIVISION

No Growth Case | ($ in millions, except per share / unit data)

		Management Projections					Illustrative Extension of Projections[1]				
	2017E	2018E	2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
Distributions											
GP Distributions	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 589	$ 589	$ 589	$ 589	$ 589
LP Distributions	247	320	414	533	640	767	767	767	767	767	767
Total Distributions	$ 317	$ 463	$ 649	$ 889	$ 1,102	$ 1,356	$ 1,356	$ 1,356	$ 1,356	$ 1,356	$ 1,356
% Cash Flow to GP	*22 %*	*31 %*	*36 %*	*40 %*	*42 %*	*43 %*	*43 %*	*43 %*	*43 %*	*43 %*	*43 %*
Weighted Average LP Units Outstanding	185	187	187	187	187	187	187	187	187	187	187
Total Dist. Per Unit	$ 1.70	$ 2.48	$ 3.47	$ 4.75	$ 5.89	$ 7.25	$ 7.25	$ 7.25	$ 7.25	$ 7.25	$ 7.25
LP Distributions Per Unit	1.33	1.72	2.21	2.85	3.42	4.10	4.10	4.10	4.10	4.10	4.10
LP Dist Growth		*29 %*	*29 %*	*29 %*	*20 %*	*20 %*	*0 %*	*0 %*	*0 %*	*0 %*	*0 %*
Arkose IDR Holding LLC											
Cash Flow from Midstream	$ 70	$ 143	$ 236	$ 355	$ 462	$ 589	$ 589	$ 589	$ 589	$ 589	$ 589
Cash Flow to / Reserved for Series B Units[1]	(2)	(7)	(12)	(20)	(26)	(34)	(34)	(34)	(34)	(34)	
Cash Flow Available to GP LP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 556	$ 556	$ 556	$ 556	$ 589
Arkose Midstream GP LP ("GP")											
Cash Flow Available to GP	$ 67	$ 136	$ 223	$ 336	$ 436	$ 556	$ 556	$ 556	$ 556	$ 556	$ 589
G&A	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Interest Expense	0	0	0	0	0	0	0	0	0	0	0
Taxable Cash Flow to GP	$65	$134	$221	$334	$434	$554	$554	$554	$554	$554	$587
Cash Taxes		(34)	(56)	(85)	(110)	(140)	(140)	(140)	(140)	(140)	(149)
Effective Tax rate		(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%	(25)%
Distributable Cash Flow to GP		$100	$165	$249	$324	$413	$413	$413	$413	$413	$438
DCF Coverage Ratio		1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x	1.0 x
Total Distributions		$ 100	$ 165	$ 249	$ 324	$ 413	$ 413	$ 413	$ 413	$ 413	$ 438
Shares Outstanding[1]		186	186	186	186	186	186	186	186	186	192
DPS		$ 0.54	$ 0.89	$ 1.34	$ 1.74	$ 2.22	$ 2.22	$ 2.22	$ 2.22	$ 2.22	$ 2.28

Source: Arkose Projections

Note: At end of management forecast period, model assumes LP DPU does not grow after 2022. Model extended through 2027 because Series B units in IDR LLC become redeemable on 31-Dec-2026.

Supplemental Information 14

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Impact of Early Series B Vesting

Illustrative 10% Cost of Equity | Assumes Vesting In Equal Increments at Year End 2017, 2018, and 2019 | ($ in millions)

	2017A	2018E	2019E	2020E	2021E	2022E
Status Quo						
Series B Claim on IDR Cash Flow	$ 4	$ 7	$ 12	$ 20	$ 26	$ 34
Vested At:						
1-Jan	0 %	33 %	67 %	100 %	100 %	100 %
31-Dec	33	67	100			
Tranche 1 - '17 Maturity						
"Mid Year" Cash Flow		$ 2	$ 4	$ 7	$ 9	$ 11
Year End Cash Flow (Payments Due in Arrears Upon Vesting)		0	0	0	0	0
Tranche 2 - '18 Maturity						
"Mid Year" Cash Flow		$ 0	4	7	9	11
Year End Cash Flow (Payments Due in Arrears Upon Vesting)		4	0	0	0	0
Tranche 3 - '19 Maturity						
"Mid Year" Cash Flow		$ 0	$ 0	7	9	11
Year End Cash Flow (Payments Due in Arrears Upon Vesting)		0	8	0	0	0
Total "Mid-Year" Cash Flows		$ 2	$ 8	$ 20	$ 26	$ 34
Total Year End Cash Flows		4	8	0	0	0
PV of Cash Flows		$ 6	$ 14	$ 15	$ 19	$ 22
NPV of Status Quo		75				
Early Vesting (100% Vested Today)						
Tranche 1-3 "Mid Year" Cash Flow		$ 7	$ 12	$ 20	$ 26	$ 34
PV of Cash Flows		6	11	15	19	22
(+) Tranche 2-3 2017 Cash Due Upon Vesting (Undiscounted)		3				
Total PV of Cash Flows		$ 9	$ 11	$ 15	$ 19	$ 22
NPV of Early Vesting		76				
Incremental Value of Early Vesting		$ 1				

Source: Arkose Projections, Arkose GP 2017 10-K

Supplemental Information

15

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Market Implied Perpetuity Growth Rates DDM Based on 2018-2020E DPU/DPS | Illustrative 10% Cost of Equity 3% 2% 1% 0% (0)% (0)% (0)% (1)% (2)% (3)% (4)% Implied Terminal NTM Yield Source: Arkose Projections, IBES/ Wall Street research, and Bloomberg market data as of 4-Apr-2018 Note: Summit Midstream Partners not shown; analysis indicates a -11% implied PGR and 23.7% implied terminal yield for Summit. 16 Supplemental Information PSXP VLP BPMP TRGP DCP SHLX ENBL CNXM HEP WES EQM ANDX CEQP TEP Arkose Midstream DM ENLK 7.8% 7.6 % NA 8.5% 9.1% 9.9% 10.5% 11.2% 9.8% 10.4% 10.7% 10.6% 10.6% 11.1% 13.3% 9.0% 13.0% 2% 2% 2% 1% 1%1% (0)%(0)% (1)%(1)% (1)% (1)% (2)% (3)%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Basis of Analysis for Illustrative Market Implied Perpetuity Growth Rates 2018 2019 2020 2021 Arkose Mistream DPU PV of DPU Current Unit Price (-) PV of DPU $ 1.72 1.64 $ 25.10 (5.80) $ 2.21 1.92 $ 2.85 2.25 $ 3.42 Implied PV of Terminal Value Implied FV of TV (PGR) Implied FV of TV (EMM) $ 19.30 24.50 25.69 0.5 ( Rate ) Terminal Year Cash Flow Discount Implied Perpetuity Growth Rate = 0.5 (1) + Terminal Value1 Terminal Year Cash Flow Discount Rate X + Source: Arkose Projections, IBES/ Wall Street research, and Bloomberg market data as of 4-Apr-2018 1 Terminal value as calculated by the exit multiple method / year end discounting 17 Supplemental Information Implied NTM Yield at Exit 13 % Implied PGR at Exit (1.5)

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Cost of Capital Analysis Midstream | As of 03-Apr-2018 ($ in millions) WACC Calculation - Midstream WACC Sensitivity Analysis Target Capital Structure Debt / Total Capitalization Total Debt / Cap Equity / Cap 20.3% 79.7 10.0% 15.0% 20.0% 25.0% 30.0% 4.0% 4.5 5.0 5.5 6.0 Risk Free Rate Equity Beta Equity Risk Premium 2.8% 1.23 6.9 % Pre-Tax Cost of Debt Marginal Tax Rate Afer-Tax Cost of Debt 5.2% 5.2 Source: Arkose management, Midstream public filings, Axioma Historical Betas, Duff and Phelps, and Bloomberg market data as of 04-Apr-2018 Supplemental Information 18 WACC10.0 % Cost of Equity11.3 % Debt / Equity Ratio25.5% 10.5%10.2%9.8%9.4%9.1% 10.610.29.99.59.2 10.610.310.09.79.4 10.710.410.19.89.5 10.710.510.29.99.7 Pre-Tax Cost of Debt

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Illustrative Weighted Average Cost of Capital Analysis GP | As of 04-Apr-2018 ($ in millions) WACC Calculation WACC Sensitivity Analysis Buyer Capital Structure Debt / Total Capitalization 0.0% 100.0 Total Debt / Cap Equity / Cap 0.0% 5.0% 10.0% 15.0% 20.0% 4.0% 4.5 5.0 5.5 6.0 Risk Free Rate Equity Beta Equity Risk Premium 2.8% 0.91 6.9 % Pre-Tax Cost of Debt Marginal Tax Rate Afer-Tax Cost of Debt NA 25.3 % NA Source: Arkose Management, GP public filings, Axioma Historical Betas, Ibbotson and Bloomberg market data as of 04-Apr-2018 Note: GP Beta calculated based on median of GP peers’ historical betas due to limited trading history. Supplemental Information 19 WACC9.1 % Cost of Equity9.1 % Implied Debt / Equity Ratio0.0% 9.1%8.8%8.5%8.2%7.9% 9.18.88.58.27.9 9.18.88.68.38.0 9.18.88.68.38.1 9.18.98.68.48.2 Pre-Tax Cost of Debt

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY GP Historical & Predicted Beta Last 2 Years | Based of Selected Public General Partners Peers 1.80 1.60 1.40 1.20 0.95 x 0.91 x 1.00 0.80 Apr-2016 Jun-2016Aug-2016 Oct-2016Dec-2016 Feb-2017Apr-2017 Jun-2017Aug-2017 Oct-2017 Dec-2017 Feb-2018 Historical Peer Median Predicted Peer Median Source: Axioma as of 04-Apr-2018 Note: Peer median taken due to lack of GP Historical and Predicted Beta; Peers include ENLC, EQGP, ETE, TEGP and WGP. 20 Supplemental Information Beta

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Midstream Historical & Predicted Beta Last Two Years | Based on Midstream’s Market Performance 1.80 1.70 1.60 1.50 1.40 1.30 1.23x 1.20 1.10 1.00 0.90 0.89x 0.80 Apr-2016 Aug-2016 Dec-2016 Apr-2017 Aug-2017 Dec-2017 Apr-2018 Historical Beta Predicted Beta Source: Axioma as of 04-Apr-2018 21 Supplemental Information Beta

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Research Analyst DDM Cost Midstream and GP of Equity for Midstream Cost of Equity GP Cost of Equity Midstream Median: 10.3% GP Median: 10.1% 12.1% 12.0% 12.0% 12.0% .5% .5% Source: Bloomberg, IBES and Wall Street research as of 04-Apr-2018 Note: Dotted line for Ladenburg Thalmann represents long term equity discount rate; solid bar represents equity discount rate used during forecast period. Supplemental Information 22 10.7% 10.3%10.0% 8.5% 9.4% 7 10.3%10.2% 9.5% 8 9.3%

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY

Goldman Sachs

Additional Details on Research Analyst Assumptions for Dividend Discount Models

INVESTMENT BANKING DIVISION

Midstream and GP

Midstream

Date	Firm	DPU CAGR '18-'20	DPU CAGR '18-'22	DPU CAGR '18-'27	Discount Rate WACC	Discount Rate Terminal Ke	Terminal Growth Rate
14-Mar-18	JPM[1]	27 %	24 %	10 %	10.3 %	10.5 %	0.0 %
17-Feb-18	Ladenburg Thalmann	21	15	10	9.0	9.9	0.0
16-Feb-18	Wells Fargo	28	20	NA	8.5	8.5	1.0
15-Feb-18	Raymond James	28	24	15	12.0	12.0	1.0
14-Feb-18	Guggenheim	24	20	9	12.0	12.0	1.0
14-Feb-18	Baird	NA	NA	NA	9.5	9.5	2.0
14-Feb-18	Morgan Stanley	NA	NA	NA	12.0	12.0	1.0
Median		23 %	19 %	9 %	10.3 %	10.3 %	1.0 %
Memo: Management Forecast & Extension		29 %	24 %	18 % 15 % 10 %			

GP

Date	Firm	DPS CAGR '18-'20	DPS CAGR '18-'22	DPS CAGR '18-'27	Discount Rate WACC	Discount Rate Terminal Ke	Terminal Growth Rate
14-Mar-18	JPM[1]	58 %	41 %	18 %	10.3 %	10.3 %	0.0 %
17-Feb-18	Ladenburg Thalmann	43	29	18	9.0	9.9	0.0
16-Feb-18	Wells Fargo	56	36	NA	8.5	8.5	1.0
14-Feb-18	Raymond James	56	42	24	10.0	10.0	1.0
14-Feb-18	Baird	NA	NA	NA	7.5	7.5	2.0
14-Feb-18	Morgan Stanley	NA	NA	NA	12.0	12.0	1.0
Median		57 %	41 %	18 %	9.5 %	10.0 %	1.0 %
Memo: Management Forecast & Extension		64 %	44 %	28 % 24 % 17 %			

Source: Bloomberg, IBES and Wall Street research as of 09-Apr-2018 Note: 18-27 management forecast and extension CAGRS reflect the 2% Gradual Taper, Rapid Taper, and No Growth cases, respectively. [1] JPM DPU CAGR calculated based on LP DCF / Unit and coverage ratio assumptions as detailed in research.

Supplemental Information

23

PRELIMINARY CONFIDENTIAL DRAFT – FOR DISCUSSION PURPOSES ONLY Peer Price Performance vs. Broker Price Current Prices vs. Broker Median Price Targets Targets Midstream and Peers (19)% (19)% (19)% (40)% DM AM HEP TEP DCP PSXP TRGP BPMP ANDX ENBL CEQP CNXM ENLK HESM NBLX WES SMLP EQM VLP GP and Peers (35)% AMGP ENLC EQGP TEGP WGP ETE Source: Wall Street Research, Bloomberg market data as of 04-Apr-2018 Supplemental Information 24 (20)%(21)% (23)% (27)%(29)% (8)% (15)% (16)% (16)% (17)% (18)% (25)% (25)% (26)% (26)% (27)% (27)% (27)% (28)% (33)%